Exhibit 99.1

PRESS RELEASE

Contact:	Michele Harrison Vice President, Investor Relations (314-633-4282)
Panera Bread reports very strong trends in comparable
bakery-cafe sales and increases Q4 EPS target
HIGHLIGHTS
- Oct. 2009 Company-owned comparable bakery-cafe sales up 6.8% (calendar basis)
- Nov. 2009 Company-owned comparable bakery-cafe sales up 6.1% (calendar basis)
- Dec. 2009 Company-owned comparable bakery-cafe sales up 9.6% (calendar basis)
- Jan. 2010 to date Company-owned comparable bakery-cafe sales up 9.4%
- Q4 2009 EPS target raised to $0.94 to $0.95 (net of $0.05 of expected asset retirement expenses)
St. Louis, MO, January 20, 2010 — Panera Bread Company (Nasdaq:PNRA) today reported that in the fourth quarter of fiscal 2009 Company-owned comparable bakery-cafe sales increased 7.4% on a calendar basis. Company-owned comparable bakery-cafe sales (calendar basis) increased in each of the fiscal months of the fourth quarter of 2009 (6.8%, 6.1%, and 9.6%, for October, November, and December, respectively.) In addition, the Company announced today that Company-owned comparable bakery-cafe sales were up 9.4% in the first 21 days of the January 2010 fiscal month.
Company-owned comparable bakery-cafe sales for the fourth quarter of fiscal 2009 increased 5.9% on a fiscal basis. The fiscal basis compares the 13 weeks of fiscal fourth quarter of 2009 with the first 13 weeks of the 14 fiscal weeks of the fourth quarter of 2008. The calendar basis comparison matches specific weeks in 2009 to the same specific weeks in 2008.
Based on the strength of its comparable bakery-cafe sales growth, the Company is now targeting earnings per diluted share of $0.94 to $0.95 for the fourth quarter (13 weeks) ended December 29, 2009. This estimate includes the net impact of $0.05 per diluted share of non recurring charges from asset retirement activity during the fourth quarter of 2009. These results compare to net income of $0.84 per diluted share for the fourth quarter (14 weeks) ended December 30, 2008.
Chairman and Chief Executive Officer Ron Shaich commented, “Our 7.4% growth in comparable bakery-cafe sales in the fourth quarter, capped by comparable bakery-cafe sales growth in excess of 9% in December and in January-to-date, validates our commitment to invest in our business to benefit the customer. Simply put, our strategy is working and our customers continue to respond to Panera with enthusiasm.”
The Company will update its fiscal 2010 EPS and metric targets in its fourth quarter fiscal 2009 press release on February 11, 2010 after the market close.

Notes:
The Company will host a conference call that will be broadcast on the Internet at 8:30 A.M. Eastern Time on Friday, February 12, 2010 to discuss fourth quarter fiscal 2009 results, preliminary comparable bakery-cafe sales results for the first forty-three days of the fiscal 2010 first quarter, and fiscal 2010 targets and business outlook. To access the call or view a copy of this release, go to http://www.panerabread.com/investor. Access to the call will be made available for 14 days after the call, and the release will be archived for one year.
Comparable bakery-cafe sales percentages are non-GAAP financial measures, which should not be considered in isolation or as a substitute for other measures of performance prepared in accordance with Generally Accepted Accounting Principles, or GAAP, and may not be equivalent to comparable bakery-cafe sales as defined or used by other companies. We do not record franchise-operated bakery-cafe sales as revenues. However, royalty revenues are calculated based on a percentage of franchise-operated bakery-cafe sales, as reported by franchisees. We use franchise-operated and system-wide sales information internally in connection with store development decisions, planning, and budgeting analyses. We believe franchise-operated and system-wide sales information is useful in assessing consumer acceptance of our brand; facilitates an understanding of our financial performance and the overall direction and trends of sales and operating income; helps us appreciate the effectiveness of our advertising and marketing initiatives which our franchisees also contribute based on a percentage of their sales; and provides information that is relevant for comparison within the industry.
We include in this release information on Company-owned, franchise-operated and system-wide comparable bakery-cafe sales percentages. Company-owned comparable bakery-cafe sales percentages are based on sales from bakery-cafes that have been in operation and Company-owned for at least 18 months. Franchise-operated comparable bakery-cafe sales percentages are based on sales from franchised bakery-cafes, as reported by franchisees, that have been in operation and franchise-operated for at least 18 months. System-wide comparable bakery-cafe sales percentages are based on sales at both Company-owned and franchise-operated bakery-cafes that have been owned and in operation for at least 18 months, respectively. Comparable bakery-cafe sales exclude closed locations and Paradise locations.
Panera Bread Company owns and franchises 1,380 bakery-cafes as of December 29, 2009 under the Panera Bread®, Saint Louis Bread Co.®, and Paradise Bakery & Café® names. With its identity rooted in handcrafted, fresh-baked, artisan bread, Panera Bread is committed to providing great tasting, quality food that people can trust. Highlighted by antibiotic free chicken, whole grain bread, select organic and all-natural ingredients and a menu with zero grams artificial trans fat per serving, Panera’s bakery-cafe selection offers flavorful, wholesome offerings. The menu includes a wide variety of year-round favorites, complemented by new items introduced seasonally with the goal of creating new standards in everyday food choices. In neighborhoods across the United States and in Canada, guests are enjoying Panera’s warm and welcoming environment featuring comfortable gathering areas, relaxing decor, and free internet access provided through a managed WiFi network. At the close of each day, Panera Bread bakery-cafes donate bread and baked goods to community organizations in need. Additional information is available on the Company’s website, http://www.panerabread.com.

Matters discussed in this news release, including any discussion or impact, express or implied, on the Company’s anticipated growth, operating results, and future earnings per share, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are often identified by the words “believe”, “positioned”, “estimate”, “project”, “target”, “continue”, “intend”, “expect”, “future”, “anticipates”, and similar expressions. All forward-looking statements included in this release are made only as of the date of this release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that occur or which we hereafter become aware, after that date. Forward-looking information expresses management’s present belief, expectations, or intentions regarding the Company’s future performance. The Company’s actual results could differ materially from those set forth in the forward-looking statements due to known and unknown risks and uncertainties and could be negatively impacted by a number of factors. These factors include, but are not limited to, the following: inability to execute our growth strategy, including, among other things, variations in the number, timing, and successful nature of Company-owned and franchise-operated bakery-cafe openings and continued successful operation of bakery-cafes; failure to comply with government regulations; changes in consumer spending habits as a result of an extended economic downturn; loss of a member of senior management; inability to recruit qualified personnel; failure or inability to protect our brand, trademarks, or other proprietary rights; competition; rising insurance costs; disruption in our supply chain or increases in ingredient, product, or other supply costs; disruptions or supply issues in our fresh dough facilities; health concerns about the consumption of certain products; complaints and litigation; risks associated with acquisitions; other factors, some of which may be beyond our control, effecting our operating results; and other factors that may effect restaurant owners or retailers in general. These and other risks are discussed from time to time in the Company’s SEC reports, including its Form 10-K for the year ended December 30, 2008 and its quarterly reports on Form 10-Q.